Exhibit 10.6

SHARE EXCHANGE AGREEMENT

Date: March 3, 2023

Parties:

“Tianci”	Tianci International, Inc., a Nevada corporation
“RQS United”	RQS United Group Limited, an International Business Company organized in the Republic of Seychelles
“RQS Capital”	RQS Capital Limited, a limited company organized in the British Virgin Islands

Premises:

A.	Tianci is a Nevada corporation that files reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934. Tianci has no business operations and no assets other than cash and a nominal amount of prepaid expenses.

B.	RQS United is organized under the International Business Companies Act of the Republic of Seychelles. RQS United has no business operations. Its only material assets consist of 90% of the outstanding share capital of Roshing International Co., Limited. (“Roshing”), a limited company organized in Hong Kong.

D.	The Parties have determined that a transfer of ownership of RQS United by RQS Capital to Tianci, on the terms and conditions set forth herein, is in the best interests of each Party.

Agreement:

I.	REPRESENTATIONS, COVENANTS, AND WARRANTIES OF RQS UNITED

As an inducement to, and to obtain the reliance of Tianci, RQS United represents and warrants as of the date hereof as follows:

Section 1.01 Incorporation.  RQS United is duly organized, validly existing, and in good standing under the laws of the Republic of Seychelles and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. RQS United has taken all actions required by law, its articles of incorporation and its bylaws, or otherwise to authorize the execution and delivery of this Agreement.

Section 1.02 Incorporation - Roshing.  Roshing is duly organized, validly existing, and in good standing under the Hong Kong Companies Ordinance and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

Section 1.03 Authorized Shares.  The number of shares which RQS United is authorized to issue consists of 50,000 common shares.  There are 50,000 common shares issued by RQS United currently issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.04 Authorized Shares - Roshing.  The number of shares which Roshing is authorized to issue consists of 1,000,000 common shares.  There are 1,000,000 common shares issued by Roshing currently issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

1

Section 1.05 Subsidiaries.  RQS United owns 900,000 shares of Roshing. Except for its interest in Roshing, RQS United does not have any subsidiaries, and does not own, beneficially or of record, any shares of or have any beneficial interest in any other company. Roshing does not have any subsidiaries, and does not own, beneficially or of record, any shares of or have any beneficial interest in any other company.

Section 1.06 Financial Statements.

(a) RQS United has delivered to Tianci (i) the audited consolidated balance sheets of RQS United as of July 31, 2022 and 2021 and the related audited consolidated statements of operations, changes in members’ equity and cash flows, together with the notes to such statements and the opinion of Michael T. Studer CPA, P.C., independent certified public accountants, and (ii) the unaudited consolidated financial statements of RQS United for the three-month periods ended October 31, 2022 and 2021. All such financial statements have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved.

(b) RQS United and Roshing have each duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and each of RQS United and Roshing have made all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(c) The books and records, financial and otherwise, of RQS United and Roshing are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(d) All of the assets of RQS United and Roshing are reflected on the consolidated financial statements of RQS United and, except as set forth in the financial statements of RQS United or the notes thereto, neither RQS United nor Roshing has any material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.07 Options or Warrants.  No person has any option or warrant or right to purchase securities from RQS United or from Roshing, nor does any person hold any instrument that is convertible into equity securities of RQS United or of Roshing.

Section 1.08 Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of RQS United after reasonable investigation, threatened by or against RQS United or Roshing or affecting RQS United or Roshing or the properties, at law or in equity, of either RQS United or Roshing before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  RQS United does not have any knowledge of any material default on its part or on the part of Roshing with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 No Conflict with Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which either RQS United or Roshing is a party or to which any of the assets, properties or operations of either RQS United or Roshing are subject.

Section 1.10 Compliance with Laws and Regulation.  To the best of the knowledge of RQS United, RQS United and Roshing have each complied with all applicable statutes and regulations of any governmental entity or agency thereof with jurisdiction over RQS United or over Roshing, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of RQS United and Roshing.

2

II.	REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TIANCI

As an inducement to, and to obtain the reliance of RQS United and RQS Capital, Tianci represents and warrants as follows:

Section 2.01 Organization.  Tianci is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Tianci’s Articles of Incorporation (the “Articles”).  Tianci has taken all action required by law, its Articles or otherwise to authorize the execution and delivery of this Agreement, and Tianci has full power, authority, and legal right and has taken all action required by law, its Articles or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization.

(a) Tianci’s authorized capitalization consists of 120,080,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”). Upon completion of a recent offering of 1,253,333 shares of common stock, there is 3,703,481 shares of Tianci common stock issued and outstanding. There is also 80,000 shares of Series A Preferred Stock, par value $0.0001 per share ("Series A Preferred Stock") authorized, of which 80,000 shares are issued and outstanding, and 20,000,000 shares of undesignated preferred stock authorized.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the date of this Agreement, (i) no shares of Tianci’s capital stock were reserved for issuance upon the exercise of outstanding options or warrants to purchase such shares; and (ii) no shares of Tianci's capital stock were reserved for issuance upon the conversion of any outstanding convertible notes, debentures or other securities.  All outstanding shares of Tianci capital stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts.

(b) There are no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments or agreements of any character to which Tianci is a party or by which it is bound obligating Tianci to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Tianci or obligating Tianci to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue Tianci common shares or preferred stock except as set forth in this Agreement. Except for registration rights granted to certain investors since March 1, 2023, there are no registration rights given to any shareholder in Tianci. There is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Tianci is a party or by which it is bound with respect to any equity security of any class of Tianci, and there are no agreements to which Tianci is a party, or which Tianci has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03 Subsidiaries.  Tianci does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

3

Section 2.04 Financial Statements.

(a) There is available on EDGAR copies of each report, registration statement and definitive proxy statement filed by Tianci with the SEC since Tianci first registered an offering of securities with the SEC in September of 2012 (the “Tianci SEC Reports”). As of their respective dates, the Tianci SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Tianci SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  Each set of financial statements (including, in each case, any related notes thereto) contained in the Tianci SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Tianci at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments.

(c) Tianci has no liabilities with respect to the payment of any taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(d) Tianci has timely filed all tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(e) The books and records, financial and otherwise, of Tianci are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(f) Except as set forth in the financial statements of Tianci or the notes thereto, Tianci has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05 Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or threatened by or against Tianci or affecting Tianci or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

Section 2.06 Approval of Agreement.  The Board of Directors of Tianci has authorized the execution and delivery of this Agreement by Tianci and has approved this Agreement and the transactions contemplated hereby.

Section 2.07 Exchange Act Compliance.  Tianci is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, and Tianci is in compliance with all of the requirements under, and imposed by, Section 15(d) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Tianci.

Section 2.08 No Conflict with Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Tianci is a party or to which any of the assets, properties or operations of Tianci are subject.

Section 2.09 Compliance with Laws and Regulation.  Tianci has complied with all applicable statutes and regulations of any governmental entity or agency thereof with jurisdiction over Tianci, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Tianci.

4

III.	REPRESENTATIONS AND WARRANTIES OF RQS CAPITAL

RQS Capital hereby represent and warrant, jointly and severally, to Tianci as follows.

Section 3.01 Good Title.  RQS Capital is the record and beneficial owner of, and has good title to the RQS United common shares being transferred hereunder, with the right and authority to sell and deliver such RQS United common shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Tianci as the new owner of such RQS United common shares in the share register of RQS United, Tianci will receive good title to such RQS United common shares, free and clear of all liens.

Section 3.02 Power and Authority.  RQS Capital has the legal power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform its obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of RQS Capital, enforceable against RQS Capital in accordance with the terms hereof.

Section 3.03 No Conflicts.  The execution and delivery of this Agreement by RQS Capital and the performance by RQS Capital of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to RQS Capital and (c) will not violate or breach any contractual obligation to which RQS Capital is a party.

Section 3.04 Acquisition of Exchange Shares for Investment.

(a) RQS Capital is acquiring the Exchange Shares for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and RQS Capital has no present intention of selling, granting any participation in, or otherwise distributing the same. RQS Capital further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) RQS Capital represents and warrants that it can bear the economic risk of its investment in the Exchange Shares, and that its managers possess such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in Tianci and its securities.

(c) The certificate representing the Exchange Shares issued to RQS Capital will be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR TIANCI INTERNATIONAL INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TIANCI INTERNATIONAL INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

(d) RQS Capital acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Tianci and its securities, and, that all information required to be disclosed to RQS Capital has been furnished to it. To the full satisfaction of RQS Capital, it has been furnished all materials that it has requested relating to Tianci and the transfer of the Exchange Shares hereunder, and RQS Capital has been afforded the opportunity to ask questions of Tianci’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to RQS Capital. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Tianci set forth in this Agreement, on which RQS Capital has relied in making an exchange of its shares of RQS United for the Exchange Shares.

5

IV.	PLAN OF EXCHANGE

Section 4.01 The Exchange.  On the terms and subject to the conditions set forth in this Agreement, simultaneous with the execution of this Agreement, RQS Capital shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, fifty thousand (50,000) shares of RQS United (the “Transfer Shares”), which constitute all of the issued and outstanding shares of RQS United.  In exchange for the Transfer Shares, Tianci shall:

a.	issue to RQS Capital a total of one million five hundred thousand (1,500,000) shares of Tianci’s common stock (the “Exchange Shares”); and

b.	wire to the account designated by RQS Capital the sum of Three Hundred and Fifty Thousand U.S. Dollars (US$350,000) (the “Cash Payment”).

Section 4.02 The Closing. Simultaneous with the execution of this Agreement, the Parties shall execute such transfer documents as counsel for RQS United within the Republic of Seychelles shall provide to enable the transfer of the shares of RQS United described in Section 4.01 above. At a mutually convenient place and time after filing of said transfer documents with the Republic of Seychelles, the Parties shall hold a “Closing” at which RQS Capital shall deliver to Tianci a certificate issued by RQS United reciting ownership of the Transfer Shares by Tianci, and Tianci shall deliver to RQS Capital a notice issued by Tianci’s transfer agent reciting book entry of the Exchange Shares in the name of RQS Capital. At the same time, Tianci shall wire the Cash Payment to the account of RQS Capital.

Section 4.03 Stock Incentives. At the Closing, Tianci shall deliver book entry notices reciting ownership of a total of seven hundred thousand (700,000) shares of Tianci common stock (the “Incentive Shares”) by the nine individuals identified on Appendix A hereto. Tianci shall issue the Incentive Shares to the nine individuals as an inducement of their continuing loyal services to Roshing. The Incentive Shares shall be allocated among the nine individuals as designated on Appendix A.

Section 4.04 Effect of Transfers. Upon consummation of the transaction described in this Article IV, all of the issued and outstanding shares of RQS United shall be held by Tianci, and (upon completion of the recent offering of 1,253,333 common shares) there is 5,903,481 Tianci common shares and 80,000 Tianci Series A Preferred Shares issued and outstanding.

Section 4.05  Delivery of Books and Records.  At the Closing, RQS Capital or RQS United, as appropriate, shall deliver to Tianci the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of RQS United which are now in the possession of Tianci or its representatives.

6

V.	MISCELLANEOUS

Section 5.01  Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada.

Section 5.02  Third Party Beneficiaries.  This contract is strictly among Tianci, RQS United and RQS Capital, and, except as specifically provided, no director, officer, stockholder (other than RQS Capital), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 5.03  Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.04  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 5.05  Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Page Follow]

7

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Tianci International, Inc.

By:	/s/ Shufang Gao
Name: Shufang Gao
Title: CEO

RQS United Group Limited

By:	/s/ Ying Deng
Name: Ying Deng
Title: Director

RQS Capital Limited

By:	/s/ Shufang Gao
Name: Shufang Gao
Title: CEO

8